EXHIBIT 23.2

                         Consent of Independent Auditors

      We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 31, 2003, except as to Notes 1c, 12b, 17d, 17e, 17f and 17g as to which the date is September 3, 2003, relating to the financial statements and financial statement schedule of P-Com, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
San Jose, California
December 15, 2003